Exhibit 99.1

FOR:  PW Eagle, Inc.
      222 South Ninth Street, Suite 2880
      Minneapolis, MN 55402
      (Nasdaq-NMS: "PWEI")

  CONTACT: William H. Spell
           Chief Executive Officer, PW Eagle, Inc.
           612/305-0339

                        PW EAGLE ANNOUNCES ACQUISITION OF
                               UPONOR ETI COMPANY

    New ETI Subsidiary is Recognized Technology Leader in North American PVC
        Waterworks Pipe Market; Conference Call Scheduled March 17, 2003

MINNEAPOLIS -- March 14, 2003 -- PW Eagle, Inc. (Nasdaq-NMS: "PWEI") announced that effective today it has acquired all of the stock of Uponor ETI Company, a subsidiary of Uponor Oyj, a Finnish company. Uponor ETI Company, whose name will be changed to Extrusion Technologies, Inc. (ETI), will be operated as a wholly owned subsidiary of PW Eagle.

     ETI is a recognized technology leader in the North American polyvinyl chloride (PVC) pipe market for municipal engineering applications. ETI produces approximately 200 million pounds of PVC pipe annually, in diameters ranging from 4 to 36 inches. Their products are used for water transmission, sanitary and storm sewer, and roadway drainage applications. ETI's ULTRA(TM) line of products utilizes proprietary processes or designs, which result in superior strength to weight characteristics relative to competitive products. ETI's ULTRA(TM) product, ULTRA BLUE(R) incorporates a proprietary molecular oriented manufacturing process to create PVC pressure pipe that, despite its thinner wall, provides greater impact strength and flow capacity while yielding equal pressure ratings to conventional PVC pressure pipe.

     In addition to its PVC pipe products, ETI manufactures plastic water meter boxes for residential and commercial applications through its subsidiary, Mid-States Plastics, Inc.

     Approximately 31% of the net sales of ETI are from sales of its ULTRA(TM) products, and approximately 8% of its net sales are from Mid-States Plastics, with the balance being conventional PVC pipe products. ETI has production facilities in Texas, West Virginia, Missouri and Kentucky, and its operating headquarters is in Denver, Colorado.

     For the year ended December 31, 2002, ETI had net sales of $89 million and earnings before interest, taxes, depreciation and amortization of $7.4 million. The purchase price for ETI was $22 million paid at closing, subject to a working capital adjustment to be determined in the near future, and royalties to be paid by ETI of $8 million to $12 million over the next eight years, based on the net sales of the ULTRA(TM) products.

                                    - more -

     William Spell, chief executive officer of PW Eagle commented, "We are very excited about what this acquisition brings to PW Eagle. ETI is a leader in PVC pipe technology. The ULTRA(TM) products will permit us to differentiate our offering in a very competitive commodity business. The PWPipe distribution system will greatly facilitate the introduction of the ULTRA(TM) products in our primary market areas. The combination of the ETI ULTRA(TM) products and the PWPipe distribution system in the western portion of the United States will strengthen both companies and make us a much stronger marketer of products in the waterworks segment of our business.

     "In addition, ETI has an excellent management team with more than 80 years of combined industry experience. They will continue to operate ETI as a separate entity. In conjunction with the outstanding operating management team at PWPipe, they will incorporate best practices throughout both companies and develop and implement other synergies in manufacturing, sales and marketing, purchasing and administration. We are confident that we will be able to generate significant benefits at both companies as we move forward together. I am also delighted that the two management teams will provide significant backup and depth for each other.

     "With the acquisition of ETI, PW Eagle will have operating facilities throughout the United States. We will be operating 11 PVC pipe plants, one polyethylene pipe plant, one plant manufacturing plastic water meter boxes and one polyethylene distribution facility. While we have no immediate plans for manufacturing our electrical and irrigation products at the ETI facilities, we will certainly be exploring the possibility for marketing our electric and irrigation products in ETI's primary geographic areas."

     The acquisition was financed with an equity contribution from PW Eagle to ETI of $7 million from PW Eagle's revolving line of credit, and a separate $25 million credit facility for ETI with Fleet Capital Corp. and CIT Group/Business Credit, Inc. ETI will be operated as a stand alone wholly owned subsidiary of PW Eagle, with each entity responsible for its own debts and obligations without any guaranties or cross defaults.

     Spell concluded, "As I have indicated before, our approach is to take advantage of strategic acquisition opportunities where we can make synergistic acquisitions with a prudent and conservative amount of debt financing and where the acquisition provides a significant return. We believe that the acquisition of ETI meets both of these criteria.

     "Given current industry conditions, we are optimistic about 2003. We anticipate that both the raw materials used to produce PVC resin and PVC pipe will be in tight supply. Prices for PVC resin and pipe have both increased rapidly during January and February and further PVC resin price increases have been announced for the next several months. Our industry has experienced stronger demand and rising prices during January and February of this year than would be seasonally expected. These factors make us optimistic that 2003 could be a good year for PW Eagle and the industry. In this environment, we anticipate that ETI will be immediately accretive to earnings. As usual, we expect to experience the normal seasonality in our business and our results will be highly dependent on the performance of the economy as a whole and particularly within our market areas."

ETI Acquisition Webcast & Conference Call
PW Eagle will hold a webcast and conference call on March 17, 2003 at 11 a.m. Central Time to discuss the ETI acquisition. The conference call will also be available live on the Internet at www.pweagleinc.com. The call will be archived
                                  ------------------
at that location for one week following its original webcast. The conference telephone number is 800-289-0487. Use 450460 as the confirmation code to access
the call.           ------------      ------

                                    - more -

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION AND ACTUAL RESULTS MAY DIFFER

     Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are "forward looking" statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release, particularly those made by William H. Spell, that (a) the ULTRA(TM) products will permit PW Eagle to differentiate its product offering, (b) the PWPipe distribution system will greatly facilitate the introduction of the ULTRA(TM) products into PW Eagle's primary market areas, (c) the combination of the two companies will strengthen both companies and make them stronger marketers of products in the waterworks segment, (d) the two companies will be able to develop and implement synergies that will provide significant benefits at both companies, (e) the raw materials used to produce PVC resin and PVC pipe will be in tight supply in 2003, and (f) ETI will be immediately accretive to earnings are "forward looking" statements which involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. Actual results could differ if the Ultra products fail to gain acceptance in PW Eagle's primary market areas, the combined companies are not able to develop and implement synergies in their operations, and the economic and industry conditions become less favorable. In addition, actual results could differ as a result of: (i) a slowdown in the United States economy; (ii) the failure of the Gross Domestic Product to grow beyond its 2002 level; (iii) an increase in interest rates; (iv) a decline in the construction of commercial, municipal and residential building; (v) a decline in our raw material prices; and (vi) a greater supply of PVC and PE pipe than market demand for such products caused by cyclical fluctuations in the supply and demand for pipe. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. We undertake no obligation to update "forward-looking" statements. In addition, the use of the term "EBITDA" is not intended to be an alternative to the financial results under generally accepted accounting principles in the United States of America.

     PW Eagle, Inc. is a leading manufacturer of PVC pipe and fittings and PE pipe products. PW Eagle's common stock is traded on the Nasdaq National Market under the symbol "PWEI".


                                      # # #



                                       3